EXHIBIT 99.1

US Ecology Announces First Quarter 2021 Results; Reaffirms 2021 Business Outlook

FIRST QUARTER HIGHLIGHTS COMPARED TO PRIOR YEAR:

  Revenue of $228.6 million, down 5%
  Field Services revenue grew 4%
  Waste Solutions Base Business revenue declined 3%; Event Business revenue declined 9%
  Net loss of $796,000, or $0.03 per diluted share
  Adjusted loss per diluted share of $0.07
  Adjusted EBITDA of $33.2 million
  Adjusted free cash flow of $13.7 million

BOISE, Idaho, April 29, 2021 (GLOBE NEWSWIRE) -- US Ecology, Inc. (NASDAQ-GS: ECOL) (“US Ecology” or “the Company”) today reported results for the first quarter ended March 31, 2021.

“The solid momentum that began to build toward the end of 2020 has continued into the first quarter of 2021, led by our field services business which generated 4% organic revenue growth over the first quarter last year,” commented Chairman and Chief Executive Officer, Jeff Feeler. “On a consolidated basis, performance was slightly better than our expectations, with our team demonstrating strong execution in servicing our customers, delivering solid financial results, and generating strong free cash flow during the quarter. All of this was accomplished while navigating the ongoing pandemic, supply chain disruptions and extreme weather events. We continue to see benefits through the execution of our strategy amid signs of recovery across our service lines. We expect this positive momentum to continue, and we anticipate sequential improvement as we move into the seasonally stronger second and third quarters, putting us on track to achieve our full-year 2021 guidance.”

FIRST QUARTER 2021 RESULTS

Revenue was $228.6 million in the first quarter of 2021, down 5% compared to $240.7 million in the first quarter of 2020.

Revenue for our Waste Solutions segment was $104.1 million compared to $109.4 million in the first quarter of 2020 and was impacted by a Base Business decline of 3% reflecting lower revenues from our manufacturing verticals, a 9% decline in Event Business and a 17% decline in transportation revenue compared to the same period in 2020.

Revenue for our Field Services segment was $118.2 million, up 4% from $114.0 million in the first quarter of 2020 and benefitted from increases in our Emergency Response, Small Quantity Generation and Total Waste Management service lines compared to the first quarter of 2020. Emergency Response benefited early in the quarter from COVID-19 decontamination services of $12.5 million, and improvement in other response services.

Revenue for the Energy Waste segment was $6.2 million compared to $17.3 million in the first quarter of 2020 resulting from the severe declines in the energy markets intensified by the COVID-19 pandemic.   Revenue for Energy Waste increased sequentially from $4.8 million in the fourth quarter of 2020, and we continue to see sequential improvement and incremental customer investment in the Texas oil fields.

Net loss was $796,000, or $0.03 per diluted share, compared to a net loss of $298.1 million, or $9.52 per diluted share, in the first quarter of 2020. Adjusted loss per diluted share was $0.07 and compares to adjusted earnings per diluted share of $0.12 in the first quarter of 2020.   Net loss in the first quarter of 2020 included pretax non-cash goodwill and intangible asset impairment charges totaling $300.3 million.

Cash earnings per diluted share was $0.14 compared to $0.33 for the first quarter of 2020. Adjusted EBITDA was $33.2 million compared to $43.2 million in the same quarter last year.

Definitions and reconciliations of net loss to adjusted EBITDA, loss per diluted share to adjusted earnings (loss) per diluted share, loss per diluted share to cash earnings per diluted share, and net cash provided by operating activities to adjusted free cash flow are attached as Exhibit A to this release.

Environmental, Social & Governance (“ESG”)

We continued to make significant progress on our ESG priorities in the first quarter of 2021 and are on track to advance programs and investments in our sustainability initiatives. Our primary ESG goals for 2021 center around gathering data and setting targets, specifically on greenhouse gas emissions, advancing our capital investment in beneficial reuse technology for aerosols and advancing our diversity, equity, and inclusion programs.

2021 BUSINESS OUTLOOK

“With first quarter results slightly ahead of our expectations, improving business conditions, positive industrial trends and ongoing benefits from integration, we expect this momentum to continue driving growth across all our business units in 2021, and therefore we are reaffirming our 2021 business outlook” added Feeler.

Our 2021 Business outlook initially provided in February 2021, and reaffirmed today, is summarized in the table below:

(in millions, except per share data)

	Waste Solutions	Field Services	Energy Waste	Total Company
Revenue	$430 - $450	$485 - $510	$25 - $30	$940 - $990
Adjusted EBITDA	$185 - $189	$84 - $88	$1 - $4	$175 - $185
Adjusted earnings per diluted share	n/a	n/a	n/a	$0.65 - $0.88
Cash earnings per share	n/a	n/a	n/a	$1.46 - $1.69
Adjusted free cashflow	n/a	n/a	n/a	$60 - $77
Capital Expenditures	$53 -$55	$13 - $15	$7 - $9	$85 - $90

The following table reconciles our projected net income to our projected adjusted EBITDA guidance range:

	For the Year Ending December 31, 2021
(in thousands)	Low	High

Projected Net Income	$21,558	$28,919
Income tax expense	7,952	10,656
Interest expense, net	27,312	27,312
Foreign currency loss (gain)	371	371
Other income	(3,710)	(3,710)
Depreciation and amortization of plant and equipment	72,362	72,362
Amortization of intangible assets	34,580	34,580
Accretion and non-cash adjustments of closure & post-closure obligations	5,354	5,354
Business Development & Integration Expense	1,220	1,155
Share-based compensation	8,001	8,001
Projected Adjusted EBITDA	$175,000	$185,000

The following table reconciles our projected earnings per diluted share to our projected adjusted earnings per diluted share and to our projected cash earnings per diluted share:

	For the Year Ending December 31, 2021
	Low	High

Projected earnings per diluted share	$0.69	$0.92

Adjustments:
Plus: Business development and integration expenses	$0.03	$0.03
Less: Gain on minority interest investment	$(0.08)	$(0.08)
Foreign currency loss (gain)	$0.01	$0.01

Projected adjusted earnings per diluted share	$0.65	$0.88

Plus: projected amortization of Intangible assets	0.81	0.81

Projected cash earnings per diluted share	$1.46	$1.69

Shares used in earnings per diluted share calculation (in thousands)	31,376	31,376

The following table reconciles our projected net cash provided by operating activities to projected adjusted free cash flow:

	Year Ended December 31, 2021
(in thousands)	Low End of Guidance	High End of Guidance
Projected net cash provided by operating activities	$143,000	$155,000
Less: Purchases of property and equipment	(90,000)	(85,000)
Plus: Business development and integration expenses, net of tax	1,000	1,000
Plus: Purchases of property and equipment for the Idaho facility rebuild	4,000	4,000
Plus: Payment of deferred/contingent purchase consideration	2,000	2,000

Projected Adjusted Free Cash Flow	$60,000	$77,000

Our adjusted EBITDA and adjusted earnings per diluted share guidance exclude gains on minority interest investments, business development and integration expenses and foreign currency translation gains or losses.

CONFERENCE CALL

US Ecology, Inc. will hold an investor conference call on Friday, April 30, 2021 at 11:00 a.m. Eastern Daylight Time (9:00 a.m. Mountain Daylight Time) to discuss these results and its current financial position and business outlook. Questions will be invited after management’s presentation. Interested parties can access the conference call by dialing 877-512-4138 or 412-317-5478. The conference call will also be broadcast live on our website at www.usecology.com. An audio replay will be available through May 7, 2021 by calling 877-344-7529 or 412-317-0088 and using the passcode 10155079. The replay will also be accessible on our website at www.usecology.com.

ABOUT US ECOLOGY, INC.

US Ecology, Inc. is a leading provider of environmental services to commercial and government entities. The company addresses the complex waste management and response needs of its customers offering treatment, disposal, beneficial re-use, and recycling of hazardous, non-hazardous, radioactive and other specialty waste. US Ecology also provides a variety of vertically integrated field services including logistics and response at its customers in-field locations and through its network of 10-day transfer facilities. Logistics solutions include specialty waste packaging, collection lab pack, transportation, and total waste management. Response solutions include emergency response, oil spill response standby services, spill clean-up services, remediation, and industrial services. US Ecology’s focus on safety, environmental compliance, and best-in-class customer service enables us to effectively meet the needs of US Ecology’s customers and to build long lasting relationships. US Ecology has been protecting the environment since 1952. For more information, visit www.usecology.com.

Forward looking statements are only predictions and are not guarantees of performance. These statements are based on management’s beliefs and assumptions, which in turn are based on currently available information. Important assumptions include, among others, those regarding demand for the Company’s services, expansion of service offerings geographically or through new or expanded service lines, the timing and cost of planned capital expenditures, competitive conditions, and general economic conditions. These assumptions could prove inaccurate. Forward looking statements also involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include developments related to the COVID-19 pandemic, fluctuations in commodity markets related to our business, the integration of NRC’s operations, the loss or failure to renew significant contracts, competition in our markets, adverse economic conditions, our compliance with applicable laws and regulations, potential liability in connection with providing oil spill response services and waste disposal services, the effect of existing or future laws and regulations related to greenhouse gases and climate change, the effect of our failure to comply with U.S. or foreign anti-bribery laws, the effect of compliance with laws and regulations, an accident at one of our facilities, incidents arising out of the handling of dangerous substances, our failure to maintain an acceptable safety record, our ability to perform under required contracts, limitations on our available cash flow as a result of our indebtedness, liabilities arising from our participation in multi-employer pension plans, the effect of changes in the method of determining the London Interbank Offered Rate or the replacement thereto, risks associated with our international operations, the impact of changes to U.S. tariff and import and export regulations, a change in NRC’s classification as an Oil Spill Removal Organization, cyber security threats, unanticipated changes in tax rules and regulations, loss of key personnel, a deterioration in our labor relations or labor disputes, our reliance on first-party contractors to provide emergency response services, our access to insurance, surety bonds and other financial assurances, our litigation risk not covered by insurance, the replacement of non-recurring event projects, our ability to permit and contract for timely construction of new or expanded disposal space, renewals of our operating permits or lease agreements with regulatory bodies, our access to cost-effective transportation services, lawsuits, our implementation of new technologies, fluctuations in foreign currency markets and foreign affairs, our integration of acquired businesses, our ability to pay dividends or repurchase stock, anti-takeover regulations, stock market volatility, the failure of the warrants to be in the money or their expiration worthless and risks related to our compliance with maritime regulations (including the Jones Act).

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on our forward-looking statements. Although we believe that the expectations reflected in forward looking statements are reasonable, we cannot guarantee future results or performance.

US ECOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue
Waste Solutions	$104,142	$109,392
Field Services	118,249	113,994
Energy Waste	6,228	17,334

Total	228,619	240,720

Gross profit (loss)
Waste Solutions	34,950	39,309
Field Services	18,306	18,276
Energy Waste	(383)	4,856

Total	52,873	62,441

Selling, general & administrative expenses
Waste Solutions	6,301	6,889
Field Services	12,725	12,853
Energy Waste	3,343	5,288
Corporate	28,999	27,347

Total	51,368	52,377

Goodwill and intangible asset impairment charges
Waste Solutions	-	-
Field Services	-	16,700
Energy Waste	-	283,600

Operating income (loss)	1,505	(290,236)

Other income (expense):
Interest income	273	89
Interest expense	(7,357)	(9,310)
Foreign currency (loss) gain	(371)	937
Other	3,710	171

Total other expense	(3,745)	(8,113)

Loss before income taxes	(2,240)	(298,349)
Income tax benefit	(1,444)	(263)

Net loss	$(796)	$(298,086)

Loss per share:
Basic	$(0.03)	$(9.52)
Diluted	$(0.03)	$(9.52)

Shares used in loss
per share calculation:
Basic	31,104	31,305
Diluted	31,104	31,305

Dividends paid per share	$-	$0.18

US ECOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31, 2021	December 31, 2020
Assets

Current Assets:
Cash and cash equivalents	$82,354	$73,848
Receivables, net	242,854	241,978
Prepaid expenses and other current assets	25,709	28,379
Income tax receivable	17,006	18,279
Total current assets	367,923	362,484

Property and equipment, net	448,248	456,637
Operating lease assets	48,824	51,474
Restricted cash and investments	5,784	5,598
Intangible assets, net	515,208	523,988
Goodwill	413,346	413,037
Other assets	23,819	18,065
Total assets	$1,823,152	$1,831,283

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$44,773	$35,881
Deferred revenue	17,524	15,267
Accrued liabilities	47,300	59,296
Accrued salaries and benefits	27,913	30,918
Income tax payable	888	977
Short-term borrowings	277	-
Current portion of long-term debt	3,358	3,359
Current portion of closure and post-closure obligations	7,119	6,471
Current portion of operating lease liabilities	16,208	17,048
Total current liabilities	165,360	169,217

Long-term debt	781,644	782,484
Long-term closure and post-closure obligations	89,615	89,398
Long-term operating lease liabilities	33,362	35,069
Other long-term liabilities	20,767	32,201
Deferred income taxes, net	119,701	120,983
Total liabilities	1,210,449	1,229,352

Commitments and contingencies

Stockholders’ Equity

Common stock	315	315
Additional paid-in capital	817,818	820,567
Retained deficit	(189,249)	(188,452)
Treasury stock	(12,179)	(15,841)
Accumulated other comprehensive loss	(4,002)	(14,658)
Total stockholders’ equity	612,703	601,931
Total liabilities and stockholders’ equity	$1,823,152	$1,831,283

US ECOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)
	For the Three Months Ended March 31,
	2021	2020
Cash Flows From Operating Activities:
Net loss	$(796)	$(298,086)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Depreciation and amortization of property and equipment	18,234	17,978
Amortization of intangible assets	9,135	9,441
Accretion of closure and post-closure obligations	1,182	1,266
Change in fair value of minority interest investment	(3,509)	-
Unrealized foreign currency (gain) loss	(315)	2,703
Deferred income taxes	(3,781)	(3,320)
Share-based compensation expense	1,928	1,564
Share-based payment of business development and integration expenses	163	181
Unrecognized tax benefits	12	52
Net (gain) loss on disposition of assets	(221)	184
Amortization of debt discount	40	245
Amortization of debt issuance costs	577	298
Goodwill impairment charges	-	300,300
Change in fair value of contingent consideration	-	(1,127)
Changes in assets and liabilities (net of effects of business acquisitions):
Receivables	(680)	13,467
Income tax receivable	1,276	893
Other assets	1,114	(2,957)
Accounts payable and accrued liabilities	(3,647)	(13,618)
Deferred revenue	2,214	7,083
Accrued salaries and benefits	(3,028)	(7,446)
Income tax payable	(98)	662
Closure and post-closure obligations	(337)	(417)
Net cash provided by operating activities	19,463	29,346

Cash Flows From Investing Activities:
Purchases of property and equipment	(9,614)	(19,131)
Proceeds from sale of property and equipment	1,623	781
Purchases of restricted investments	(913)	(56)
Proceeds from sale of restricted investments	934	-
Minority interest investment	(712)	-
Business acquisitions, net of cash acquired	-	(3,309)
Net cash used in investing activities	(8,682)	(21,715)

Cash Flows From Financing Activities:
Proceeds from short-term borrowings	3,227	50,267
Payments on short-term borrowings	(2,950)	(49,871)
Proceeds from long-term debt	-	90,000
Payments on long-term debt	(1,125)	(1,125)
Repurchases of common stock	(465)	(18,332)
Payment of equipment financing obligations	(1,461)	(1,525)
Dividends paid	-	(5,667)
Net cash (used in) provided by financing activities	(2,774)	63,747

Effect of foreign exchange rate changes on cash	708	(2,825)

Increase in cash and cash equivalents and restricted cash	8,715	68,553

Cash and cash equivalents and restricted cash at beginning of period	75,104	42,140

Cash and cash equivalents and restricted cash at end of period	$83,819	$110,693

EXHIBIT A
Non-GAAP Results and Reconciliations

US Ecology reports adjusted EBITDA, adjusted earnings (loss) per diluted share, cash earnings per diluted share results and adjusted free cash flow, which are non-GAAP financial measures, as a complement to results provided in accordance with generally accepted accounting principles in the United States (“GAAP”) and believes that such information provides analysts, stockholders, and other users information to better understand the Company’s operating performance. Because adjusted EBITDA, adjusted earnings (loss) per diluted share and adjusted free cash flow are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations they may not be comparable to similar measures used by other companies. Items excluded from adjusted EBITDA, adjusted earnings (loss) per diluted share and adjusted free cash flow are significant components in understanding and assessing financial performance.

Adjusted EBITDA, adjusted earnings (loss) per diluted share, cash earnings per diluted share and adjusted free cash flow should not be considered in isolation or as an alternative to, or substitute for, net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Adjusted EBITDA, adjusted earnings (loss) per diluted share and adjusted free cash flow have limitations as analytical tools and should not be considered in isolation or a substitute for analyzing our results as reported under GAAP. Some of the limitations are:

  Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
  Adjusted EBITDA does not reflect our interest expense, or the requirements necessary to service interest or principal payments on our debt;
  Adjusted EBITDA does not reflect our income tax expenses or the cash requirements to pay our taxes;
  Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
  Although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted EBITDA does not reflect cash requirements for such replacements;
  Adjusted EBITDA does not reflect our business development and integration expenses, which may vary significantly quarter to quarter;

Adjusted EBITDA

The Company defines adjusted EBITDA as net income before interest expense, interest income, income tax expense/benefit, depreciation, amortization, share-based compensation, accretion of closure and post-closure liabilities, foreign currency gain/loss, non-cash impairment charges, business development and integration expenses and other income/expense.

The following reconciliation itemizes the differences between reported net loss and adjusted EBITDA for the three months ended March 31, 2021 and 2020:

(in thousands)	Three Months Ended March 31,
	2021	2020

Net loss	$(796)	$(298,086)
Income tax benefit	(1,444)	(263)
Interest expense	7,357	9,310
Interest income	(273)	(89)
Foreign currency loss (gain)	371	(937)
Other income	(3,710)	(171)
Goodwill impairment charges	-	300,300
Depreciation and amortization of plant and equipment	18,234	17,978
Amortization of intangible assets	9,135	9,441
Share-based compensation	1,928	1,564
Accretion and non-cash adjustments of closure & post-closure obligations	1,182	1,266
Business development and integration expenses	1,220	2,907
Adjusted EBITDA	$33,204	$43,220

Adjusted Loss Per Diluted Share

The Company defines adjusted loss per diluted share as net loss adjusted for the after-tax impact of the gain on a minority interest investment, the after-tax impact of business development and integration costs, the after-tax impact of non-cash goodwill impairment charges, and non-cash foreign currency translation gains or losses, divided by the number of diluted shares used in the loss per diluted share calculation.

The gain on a minority interest investment excluded from the loss per diluted share calculation represents an increase in the fair value of our investment based on a recent observable transaction in the equity of the entity. Impairment charges excluded from the loss per diluted share calculation are related to the Company’s assessment of goodwill associated with its Energy Waste and international businesses in the first quarter of 2020. Business development and integration costs excluded from the loss per diluted share calculation relate to expenses incurred to evaluate businesses for potential acquisition or costs related to closing and integrating successfully acquired businesses and transaction expenses. The foreign currency translation gains or losses excluded from the loss per diluted share calculation are related to intercompany loans between our Canadian subsidiaries and the U.S. parent which have been established as part of our tax and treasury management strategy. These intercompany loans are payable in Canadian dollars (“CAD”) requiring us to revalue the outstanding loan balance through our consolidated income statement based on the CAD/United States currency movements from period to period.

We believe excluding the gain on minority interest investment, business development and integration costs, non-cash impairment charges, and non-cash foreign currency translation gains or losses provides meaningful information to investors regarding the operational and financial performance of the Company.

Cash Earnings Per Diluted Share

The Company defines cash earnings per diluted share as adjusted loss per diluted share (see definition above) plus amortization of intangible assets, net of tax.

The following reconciliation itemizes the differences between reported net loss and loss per diluted share to adjusted net loss and adjusted loss per diluted share and cash earnings per diluted share for the three months ended March 31, 2021 and 2020:

(in thousands, except per share data)	Three Months Ended March 31,
	2021				2020
	(Loss) income before income taxes	Income tax benefit (expense)	Net (loss) income	per share	(Loss) income before income taxes	Income tax benefit (expense)	Net (loss) income	per share
As Reported	$(2,240)	$1,444	$(796)	$(0.03)	$(298,349)	$263	$(298,086)	$(9.52)

Adjustments:
Less: Gain on minority interest investment	(3,509)	965	(2,544)	(0.08)	-	-	-	-
Plus: Business development and integration expenses	1,220	(335)	885	0.03	2,907	(799)	2,108	0.07
Plus: Goodwill impairment charges	-	-	-	-	300,300	-	300,300	9.59
Foreign currency loss (gain)	371	(102)	269	0.01	(937)	258	(679)	(0.02)

As Adjusted	$(4,158)	$1,972	$(2,186)	$(0.07)	$3,921	$(278)	$3,643	$0.12

Plus: Amortization of intangible assets	$9,135	$(2,512)	6,623	0.21	$9,441	$(2,600)	6,841	0.21

Cash earnings per diluted share	$4,977	$(540)	$4,437	$0.14	$13,362	$(2,878)	$10,484	$0.33

Shares used in loss per diluted share calculation			31,104				31,305

Adjusted Free Cash Flow

The Company defines adjusted free cash flow as net cash provided by operating activities less purchases of property plant and equipment, plus business development and integration expenses, plus payments of deferred/contingent purchase consideration, plus purchases of property and equipment for the Grand View, Idaho facility rebuild, plus proceeds from sale of property and equipment.

The following reconciliation itemizes the differences between reported net cash from operating activities to adjusted free cash flow for the three months ended March 31, 2021 and 2020:

	Three Months Ended March 31,
(in thousands)	2021	2020
Adjusted Free Cash Flow Reconciliation
Net cash provided by operating activities	$19,463	$29,346
Less: Purchases of property and equipment	(9,614)	(19,131)
Plus: Business development and integration expenses, net of tax	885	2,108
Plus: Purchases of property and equipment for the Idaho facility rebuild	1,331	1,811
Plus: Payment of deferred/contingent purchase consideration	-	1,000
Plus: Proceeds from sale of property and equipment	1,623	781

Adjusted Free Cash Flow	$13,688	$15,915

Contact: Alison Ziegler, Darrow Associates (201)220-2678
aziegler@darrowir.com     www.usecology.com